Exhibit 10.1.6
AMENDMENT
TO THE WESTERN DIGITAL 401(k) PLAN
The Western Digital Corporation 401(k) Plan (hereinafter referred to as the “Plan”) is hereby amended effective September 1, 2008.
WHEREAS, Western Digital Corporation believes that participation by employees in the Plan at a salary deferral level that provides greater access to the Company’s matching contribution is beneficial to those employees and desires to amend the Plan to facilitate such greater access to the Company’s matching contribution through automatic enrollment;
NOW, THEREFORE, the Plan is hereby amended as follows:
Amendment
Section 2.33 of the Plan is hereby amended to provide that the default salary or wage deferral for an Eligible Employee who is automatically enrolled in the Plan shall be 5% of the Eligible Employee’s Compensation instead of 3% of the Eligible Employee’s Compensation.
IN WITNESS WHEREOF, and as evidence of its adoption of this Amendment to the Plan, Western Digital Corporation has caused this Amendment to be executed by its duly authorized officer.

Western Digital Corporation

By:	/s/ Jackie DeMaria
Print Name:	Jackie DeMaria
Title:	Vice President, Human Resources
Date:	8/14/08